Exhibit 99.1

Beneficient Enters into Transactions to Deliver Tangible Book Value and Other Benefits to Beneficient Public Company Stockholders Provided by Entities Controlled by CEO & Founder, Brad Heppner, and Other Founders

DALLAS, Dec. 23, 2024 (GLOBE NEWSWIRE) — Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets through its proprietary online platform AltAccess, announced it has entered into an agreement (the “Agreement”) with entities controlled by its founder and CEO, Brad Heppner, designed to enhance current and future shareholder value and drive long term growth. Pursuant to the Agreement, the holders of the preferred equity (the “Preferred Equity”) of Beneficient Company Holdings, L.P. (“Beneficient Holdings”), a subsidiary of the Company, agreed, among other things, to amend the governing documents of Beneficient Holdings to allow the Company’s public company stockholders to share in the liquidation priority historically and currently reserved only for the Preferred Equity creating tangible book value attributable to the Company’s public company stockholders following the closing of the transactions contemplated by the Agreement (the “Public Stockholder Enhancement Transactions” or the “Transactions”).

“We believe the Transactions would provide substantial value for our stockholders and enhance long-term growth opportunities,” Heppner said. “We believe that providing for public company stockholders’ participation in liquidation priority to create tangible book value historically reserved for preferred equity holders, will be a catalyst for closing liquidity transactions, and demonstrate our commitment to delivering shareholder value. This is an important milestone and we look forward to executing this vision and unlocking the full potential of our platform.”

As part of the Public Stockholder Enhancement Transactions, following closing, Ben’s public company stockholders, through the Company’s indirect interest in Beneficient Holdings, would receive preferential treatment in the event of a liquidation of Beneficient Holdings in an amount equal to (i) 10% of the first $100 million distributed to equity holders of Beneficient Holdings; and (ii) 33.3333% of the net asset value of up to $5 billion of alternative assets added to the Company’s consolidated balance sheet on or after December 22, 2024, in connection with the Company’s ordinary course liquidity business (the “Capitalization Adjustments”). Giving pro forma effect to the Capitalization Adjustments, the Company expects the tangible book value attributable to the public company stockholders of Ben as of September 30, 2024, to increase to approximately $10 million from $0, and Ben’s market capitalization of its Class A and Class B common stock based on the closing price of the Class A common stock at market close on December 20, 2024 was $5,077,555.

The Company believes these changes will further align the interests of the holders of Preferred Equity with Ben’s public company stockholders. This increased alignment is particularly apparent in connection with liquidity transactions where the Company issues equity to customers participating in ExchangeTrust transactions. Each such transaction would be expected to generate an additional immediate benefit in the form of increased tangible book value attributable to Ben’s public company stockholders.

While the Company continues to believe its true value is best assessed through its ability to grow over time by executing on its business plan, based on discussions with current and potential customers, advisors, and other market participants, the Company believes the Capitalization Adjustments will help bolster the value of its common stock and facilitate closing future transactions. The Company expects to begin closing additional ExchangeTrust transactions as soon as the first calendar quarter of 2025.

Additionally, in a customer service initiative and as a part of the Public Stockholder Enhancement Transactions, upon closing, entities controlled by the Company’s founder and CEO and an affiliate of the Company owned by certain current and former directors, officers, and employees of the Company would forego the right to receive up to $400 million of equity in Beneficient Holdings that is exchangeable into common stock of the Company for the benefit of certain of the Company’s existing customers that elect to receive such rights (the “Customer Relations Initiative”). To the extent any customers elect not to participate in the Customer Relations Initiative, their pro rata portion of such rights would instead be delivered to the Company for additional benefit of Ben’s public company stockholders.

Transaction Details

In exchange for entering into the agreements to effect the Public Stockholder Enhancement Transactions, in addition to the matters described above, the Company has agreed that, among other things:

(1) On the closing date of the Transactions and on the closing date of each ExchangeTrust Transaction, the Company would issue additional shares of Class B common stock pro rata to the current holders of Class B common stock (which include an entity controlled by the Company’s CEO and other directors and officers of the Company) in an amount such that, immediately following the issuance, the holders of Class B common stock would then collectively hold 42.67% of the total combined voting power of the Company, an amount determined to maintain the voting power of the Class B common stock as of February 6, 2024, the date that the Company commenced negotiations on the Public Stockholder Enhancement Transactions. Such shares of Class B common stock would carry full voting rights. provided that such shares would be subject to mandatory redemption by the Company at $0.001 per share upon any liquidation of the Company, immediately prior to any transfer of beneficial ownership of such shares of Class B common stock by the holder thereof (other than to permitted estate planning transferees who agree to the same restrictions), immediately prior to any conversion of such shares of Class B common stock, immediately prior to the sale, merger, or other liquidity event involving the Company or substantially all of its business. Further, the current holders of the Class B common stock shall each irrevocably waive and disclaim of the right to receive dividends, distributions, or other economic benefits of any kind with respect to such newly issued shares of Class B common stock, whether such dividends or distributions are paid in cash, property, or stock. In addition, such shares of the Class B common stock are subject to redemption by the Company at $0.001 per share upon certain events.

(2) In addition to the amendments to the Beneficient Holdings’ limited partnership agreement discussed above, the existing limitations on the conversion of the Preferred Series A Subclass 1 Unit Accounts held by Beneficient Holdings, Inc. (“BHI”), an entity affiliated with the Company’s CEO, would be modified through December 31, 2027 such that (i) on the date that is 60 days following the closing, BHI would have the right to convert a portion of its Preferred Series A Subclass 1 Unit Accounts in an amount up to $10 million, and (ii) after the closing net asset value of the ExchangeTrust Transactions exceeds $100 million, BHI would have the ability to convert additional Preferred Series A Subclass 1 Unit Accounts subject to certain limitations and the Company’s right to pay cash in the amount of the Preferred Series A Subclass 1 Unit Accounts to be converted in lieu of such conversion.

(3) Upon closing of the Public Stockholder Enhancement Transactions, the Company’s existing compensation policy will be amended to provide for clarifications relating to the administration of allocations and issuances of Class S Ordinary Units of Beneficient Holdings upon carrying value adjustments to holders of Beneficient Holdings’ Subclass 1 FLP 1 Unit Accounts (“FLP-1 Account”), which is a capital interest held by BHI, and Subclass 2 FLP 2 Unit Accounts (“FLP-2 Account”), which is a profits interest held by an entity for the benefit of the directors, officers and employees of the Company and its affiliates. As a result, all carrying value adjustments resulting from the previous business combination and certain other transactions through the closing will result in the issuance of Class S Ordinary Units of Beneficient Holdings to the holders of FLP-1 Account and FLP-2 Account. Going forward, the limitations of the compensation policy will (i) continue to apply to allocations to the FLP-2 Account, and (ii) not apply to allocations to the FLP-1 Account, although certain Class S Ordinary Units issued with respect to the FLP-1 Account will be restricted in their conversion rights.

(4) In addition, upon closing, the holders of the Preferred Series A Subclass 0 Unit Accounts shall agree to defer payment of the Guaranteed Series A-0 Payments provided for in the Beneficient Holdings’ limited partnership through November 15, 2025; provided that any such Guaranteed Series A-0 Payment may be made prior to November 15, 2025 if the Audit Committee of the Company determines it would not be materially adverse to the Company’s “going concern” financial statement assessment.

The closing of the Public Stockholder Enhancement Transactions is subject to the approval of the stockholders of the Company, the limited partners of Beneficient Holdings and certain regulatory filings and, subject to satisfaction of such conditions, is expected to be completed in the first half of 2025.

The foregoing description of the Public Stockholder Enhancement Transactions and the related agreements is a summary of certain pertinent terms and provisions and additional information is set forth in, and copies of the proposed agreements are attached to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission as of the date of this press release. The foregoing description is qualified by the additional information set forth in such Current Report on Form 8-K.

Non-GAAP Financial Measures

We present certain measures in this press release that are not measures of financial performance recognized by U.S. GAAP, including “tangible book value” and “tangible book value attributable to Ben’s public company stockholders .” A non-GAAP financial measure is a numerical measure that departs from U.S. GAAP because it includes or excludes amounts that are required under U.S. GAAP. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as used by Ben may not be comparable to similarly titled measures used by other companies.

“Tangible book value” is defined as the Company’s total stockholders’ equity reduced by goodwill and other intangible assets, plus temporary equity.

“Tangible book value attributable to Ben’s public company stockholders” is defined as tangible book value, as defined above, less tangible book value attributable to Beneficient Holdings noncontrolling interest holders in a liquidating distribution of Beneficient Holdings.

Reconciliation of Non-GAAP Financial Measures

The following tables reconciles these non-GAAP financial measures to the most comparable GAAP financial measures as of September 30, 2024 on an actual basis and pro forma assuming the Transactions occurred on September 30, 2024.

(dollars in thousands)	Actual	Pro forma (1)
Tangible Book Value
Total equity (deficit)	(13,192)	(13,192)
Less: Goodwill and intangible assets	(13,014)	(13,014)
Plus: Total temporary equity	125,526	125,526
Tangible book value	99,320	99,320

	Actual	Pro forma (1)
Tangible book value attributable to Ben public company stockholders
Tangible book value	99,320	99,320
Less: Tangible book value attributable to Beneficient Holdings noncontrolling interest holders	(99,320)	(89,388)
Tangible book value attributable to Ben’s public company stockholders (2)	-	9,932

Market Capitalization of Ben’s Class A and Class B common stock as of December 20, 2024 (3)	$5,078

(1)	Assumes the Transactions closed on September 30, 2024 including that the Beneficient Holdings limited partnership agreement was amended to provide that Ben, as the indirect holder of the Class A Units and certain Designated Class S Ordinary Units of Beneficient Holdings, would receive in the event of a liquidation of Beneficient Holdings (i) 10% of the first $100 million of distributions of Beneficient Holdings following the satisfaction of the debts and liabilities of Beneficient Holdings on a consolidated basis and (ii) 33.3333% of the net asset value of the added alternative assets of up to $5 billion in connection with ExAlt Plan liquidity and primary capital transactions entered after December 22, 2024.
(2)	Pro forma for the Transactions, represents (i) 10% of the first $100 million of distributions of Beneficient Holdings in the event of the liquidation of Beneficient Holdings following the satisfaction of the debts and liabilities Beneficient Holdings on a consolidated basis and (ii) 33.3333% of the net asset value of the added alternative assets of up to $5 billion in connection with ExAlt Plan liquidity and primary capital transactions entered after December 22, 2024.
(3)	Based upon the closing price of the Class A common stock as reported by Nasdaq as of market close on December 20, 2024.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote® tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com

Important Information and Where You Can Find It

This press release may be deemed to be solicitation material in respect of a vote of stockholders to approve an amendment to Ben’s articles of incorporation to increase the authorized shares of Class B Common Stock of Ben and the issuance of securities pursuant to the Transactions. In connection with the requisite stockholder approval, Ben will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of Ben, seeking such approvals related to the Transactions.

INVESTORS AND SECURITY HOLDERS OF BEN AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BEN AND THE TRANSACTIONS. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about Ben, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by Ben can also be obtained, without charge, by directing a request to Investor Relations, Beneficient, 325 North St. Paul Street, Suite 4850, Dallas, Texas 75201, or email investors@beneficient.com.

Participants in the Solicitation of Proxies in Connection with Transaction

Ben and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the requisite stockholder approvals under the rules of the SEC. Information regarding Ben’s directors and executive officers is available in its annual report on Form 10-K for the fiscal year ended March 31, 2024, which was filed with the SEC on July 9, 2024 and certain current reports on Form 8-K filed by Ben. Other information regarding the participants in the solicitation of proxies with respect to the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the Transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Transactions and the Agreement, including receipt of required approvals and satisfaction of other customary closing conditions and excepted timing of closing of the Transactions, and expectations of future plans, strategies, and benefits of the Transactions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others: the ultimate outcome of the Transactions; the Company’s ability to consummate the Transactions; the ability of the Company to satisfy the closing conditions set forth in the Agreement, including obtaining the requisite vote of securityholders; the Company’s ability to meet expectations regarding the timing and completion of the Transactions; and the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.